EXHIBIT 10.6

STOCK APPRECIATION RIGHT AGREEMENT

Grantee: __________________________________________________

Number of SARs:

Base Value per SAR:

Date of Grant:

1. Grant of Stock Appreciation Rights. Georgia Bank Financial corporation (the “Corporation”) hereby grants to                      (the “Grantee”), under the Georgia Bank Financial Corporation 1997 Executive Long-Term Incentive Plan (the “Plan”),                  stock appreciation rights (“SARs”) at a Base Value equal to              per SAR, which Base Value is equal to the Fair Market Value of one share of Stock as of the Date of Grant.

Each SAR entitles the Grantee, in accordance with and subject to the restrictions set forth in this Agreement, to receive from the Corporation upon the exercise of the SAR an amount, payable in cash or in shares of Stock as provided in Section 4 hereof, equal to the excess, if any, of (a) the Fair Market Value of one share of Stock on the date of exercise; over (b) the Base Value of the SAR.

The SARs shall be subject to all of the provisions of the Plan. The Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not defined herein shall have the respective meanings set forth in the Plan.

2. Lapse of SARs. The SARs shall lapse upon the first to occur of the following dates; provided, however, that the Committee may, prior to the lapse of the SARs under the circumstances described in subparagraphs (b), (c) and (d) below, provide in writing that the SARs will extend until a later date:

(a) 5:00 p.m., Eastern Time, on                 .

(b) If the Participant terminates employment for any reason other than as provided in subparagraph (c) or (d) below, the SARs shall lapse, unless previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the corporation for cause or by the Participant without the consent of the Corporation, the SARs shall (to the extent not previously exercised) lapse immediately.

(c) If the Participant terminates employment by reason of his or her Disability, the SARs shall lapse, unless previously exercised, one year after the Participant’s termination of employment.

(d) If the Participant dies while employed, or during the three-month period described in subparagraph (b) or during the one-year period described in subparagraph (c) and before the SARs otherwise lapse, the SARs shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable SARs may be exercised by the Participant’s beneficiary.

3. Vesting of SARs. The terms, times and conditions of exercise of the SARs are as follows:

(a) Unless earlier lapsed as provided under Section 2 of this Agreement, the SARs shall vest at 10% of the SARs per year, cumulatively, beginning on the first anniversary of the Date of Grant. The vested portion SARs may be exercised beginning on the fifth anniversary of the Date of Grant. The total value of the SARs under this grant are determined by the stock price at the fifth anniversary of the date of this grant and there shall be no additional appreciation.

(b) Notwithstanding the provisions of subparagraph (a), upon the death or Disability of the Grantee, the SARs shall become immediately vested and exerciseable, and the Grantee or his personal representative may exercise the SARs in whole or in part, subject to the terms as set forth in this Agreement, until lapsed as provided in Section 2 hereof.

(c) Notwithstanding the provisions of subparagraph (a), upon a change in Control (as defined in the Plan), the SARs shall become immediately vested and exerciseable, and the Grantee may exercise the SARs in whole or in part, subject to the terms as set forth in this Agreement, until lapsed as provided in Section 2 hereof.

4. Method of Exercise. Vested SARs may be exercised by written notice directed to the Secretary of the Corporation at the principal executive offices of the Corporation. Such written notice shall state the number of SARs being exercised and the Grantee’s preference as to the form of payment of the SARs in cash or in shares of Stock or in a combination of cash and shares of Stock. It is anticipated that payment shall be made in cash but, the Committee shall have absolute discretion in determining whether payment shall be made in cash or shares of Stock or in a combination thereof. In the event that shares of Stock are delivered in full or partial payment of the SARs, the number of shares to be issued to the Grantee shall be based on the Fair Market Value of the shares of Stock as of the date of exercise of the SAR. No fractional shares of Stock shall be issued to the Grantee upon exercise of the SARs. In lieu of issuing a fractional share upon exercise of SARs, the Corporation shall pay to the Grantee in cash the value of such fractional interest based upon the Fair Market Value of a share of Stock on the date of exercise of the SARs.

5. Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require the Grantee to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to the Grantee’s exercise of the SARs. If the SARs are to be settled in Stock, the Committee may require that any such withholding requirement be satisfied, in whole or in part, b withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

6. Restrictions on Transfer and Pledge. The SARs may not be pledged, encumbered or hypothecated to or in favor of any party other than the corporation or a parent or Subsidiary, nor shall they be subject to any lien, obligation, or liability of the Grantee to any party other than the Corporation or a Parent or Subsidiary. The SARs are not assignable or transferable by the Grantee other than by will or the laws of descent and distribution or pursuant to a domestic relations order which would satisfy Section 414(p)(1)(A) of the Code if such Section applied to a SAR under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any applicable state or federal securities laws. The SARs may be exercised during the lifetime of the Grantee only by the Grantee.

7. Limitation of Rights. The Grantee or the personal representative of the Grantee shall have no rights as a stockholder with respect to the SARs or the shares of Stock receivable upon exercise of the SARs until the Grantee or the personal representative of the Grantee shall become the holder of record of such Stock. Neither the Plan, the granting of the SARs nor this Agreement shall impose any obligation on the Corporation or any Parent or Subsidiary to continue the employment of the Grantee.

8. Grantee’s Covenant. The Grantee hereby agrees to use his or her best efforts to provide services to the Corporation in a workmanlike manner and to promote the Corporation’s interests.

9. Restrictions on Issuance of Stock. If at any time the Board of Directors or the Committee shall determine, in its discretion, that listing, registration or qualification of the Stock that may be received upon exercise of the SARs upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the SARs, the SARs may not be exercised for Stock in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee.

10. Plan Controls. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Successors. This Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Agreement and the Plan.

(signatures on following page)

IN WITNESS WHEREOF, Georgia Bank Financial Corporation, acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Grantee has executed this Agreement, all as of the day and year first above written.

GEORGIA BANK FINANCIAL CORPORATION

By:
Title:

GRANTEE

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